UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest reported): July 27, 2009

Midas Medici Group Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-52621	37-1532843
(State or other jurisdiction of incorporation)	Commission file number	(IRS Employer Identification No.)

445 Park Avenue, 20th Floor, New York, New York 10222

Registrant’s telephone number, including area code (212) 792-0921

Copies to:
Thomas Rose, Esq.
Marcelle S. Balcombe, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32 nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

/_/ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/_/ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/_/ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/_/ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into Material Definitive Agreement

Effective July 29, 2009, Midas Medici Group Holdings, Inc. (the “Company”). entered into return to treasury agreements with its shareholders, resulting in thereturn to treasury of an  aggregate of 425,000 shares of the Company’s common stock which resulted in the reduction of the Company’s issued and outstanding  shares from 1,225,000 to 800,000.

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective July 27, 2009, Frank Asante-Kissi was appointed as Chief Administrative Officer of the Company. Mr. Asante-Kissi, has served as our Vice-President in May 2009. Mr. Asante-Kissi has served as Chief Operating Officer of Knox Lawrence International, a New York based private equity firm focused on acquiring and growing middle market energy services companies divested by utilities and other large institutions since March 2008 and a consultant since 2003.

Mr. Asante-Kissi has over 10 years experience in business performance management, process improvement and operational efficiency.  Mr. Asante-Kissi was Senior Business Analyst at Citigroup from 2002 through 2008. While at Citigroup, Mr. Asante-Kissi led several process improvement and performance management initiatives including industry benchmarking.  Mr. Asante-Kissi began his career as a software developer prior to joining Citigroup.

Mr. Asante-Kissi received his MBA from Rensselaer Polytechnic Institute’s Lally School of Management and Technology (RPI) and a Bachelor of Arts Degree in Mathematics and Computer Science from Lawrence University.

Also, effective July 27, 2009, Ken Globerman was appointed as Senior Vice President of the Company. As Senior Vice President, Mr. Globerman will be responsible for overseeing the Company’s portfolio company investments, business strategy, external financings and mergers & acquisitions. Mr. Globerman has served as Vice President of Knox Lawrence International, a New York based private equity firm focused on acquiring and growing middle market energy services companies divested by utilities and other large institutions since 2003. Mr. Globerman serves as a Board observer for Consonus Technologies, Dearborn-Midwest and UtiliPoint, working with executive management to oversee business operations, develop business strategy, execute external financings and mergers & acquisitions.  Mr. Globerman also co-founded and serves as Executive Chairman of KLI’s Africa Business Plan Competition, an annual MBA focused competition geared towards encouraging entrepreneurship to support development in Africa.

Prior to joining KLI, Mr. Globerman spent more than 6 years at WPP’s media investment firm, MediaEdge (former division of Young & Rubicam Advertising). As Associate Media Research & Planning Director for MediaEdge, he was responsible for managing Fortune 500 media client relationships and business development in the consumer packaged goods, media and pharmaceutical sectors. He also served as an integral member of the firm’s new business development team and actively participated in the formation of the firm’s online media planning division, DigitalEdge.

Mr. Globerman received a MBA in Finance and Management from New York University’s Stern School of Business, where he was elected Stern Scholar, Research Fellow and served as Teaching Assistant to Professor Aswath Damodaran of Stern’s Finance Department.  Mr. Globerman also holds a BS in Applied Mathematics / Operations Research from Carnegie Mellon University.

In addition, effective July 29, 2009, Stephen Schweich was appointed as a director of the Company. Mr. Schweich is a Managing Director of Mooreland Partners, an investment banking advisory firm with offices in London, New York and San Francisco. In 1996, Mr. Schweich established the European division of the San Francisco-based investment bank Robertson Stephens International (RSIL). Mr. Schweich served as CEO of RSIL where he was responsible for the firm’s investment banking and equity sales & trading operations with offices in London, Munich and Tel Aviv. During the 1996-2002 period, Stephen was involved in over 40 equity capital markets transactions in Europe. During 1998-2001, Mr. Schweich served on the Board of Directors of EASDAQ, the pan-European stock exchange based in Brussels. Prior to 1996, Mr. Schweich was a sellside equity research analyst for over 11 years. From 1987 to 1993, Mr. Schweich was a Senior Analyst with Alex. Brown & Sons in Baltimore, where he founded the firm’s environmental practice, and became one of the leading waste services and pollution control technology analysts in the US. Mr. Schweich covered a broad range of related sectors including: hazardous & solid waste services, clean energy (geothermal, solar and wind power), water & wastewater treatment, site remediation (asbestos, groundwater, soil), air pollution control, recycling (metal, plastic, solid waste), and industrial services.

Mr. Schweich began his business career in New York with Booz Allen & Hamilton, the management consulting firm.

Mr. Schweich is currently a Director of Credo Capital LLC, a US equity fund management company, and an Advisory Board member at Cypak AB (Sweden) and Global Bay Mobile Technologies (US). Mr. Schweich is a graduate of Amherst College (1981) and the Harvard Business School (1985), and received a CEP degree from L’Institut d’Etudes Politiques de Paris (1980).

Item 8.01 Other Items

In addition, on July 27, 2009, the Company’s Board of Directors adopted the Midas Medici Group Holdings, Inc. 2009 Incentive Stock Plan. The purpose of the MMGH Plan is to give us a competitive advantage in attracting, retaining, and motivating officers, employees, directors, and consultants and to provide us with an incentive plan that gives officers, employees, directors, and consultants financial incentives directly linked to shareholder value.

The maximum number of shares that may be issued under the Plan is 650,000. However for the period commencing January 1, 2010, the maximum number of shares issuable under the Plan shall be equal to 20% of the issued and outstanding shares of the Company’s common stock on a fully diluted basis but shall not be less than 650,000.

Pursuant to the Plan, incentive stock options or non-qualified options to purchase shares of common stock may be issued.  The plan may be administered by our board of directors or by a committee to which administration of the plan, or part of the plan, may be delegated by our board of directors. Options granted under the plan are not generally transferable by the optionee except by will, the laws of descent and distribution or pursuant to a qualified domestic relations order, and are exercisable during the lifetime of the optionee only by such optionee. Options granted under the plan vest in such increments as is determined by MMGH's board of directors or designated committee. To the extent that options are vested, they must be exercised within a maximum of thirty days of the end of the optionee's status as an employee, director or consultant, or within a maximum of 12 months after such optionee's termination or by death or disability, but in no event later than the expiration of the option term. The exercise price of all stock options granted under the plan will be determined by MMGH's board of directors or designated committee. With respect to any participant who owns stock possessing more than 10% of the voting power of all classes of our outstanding capital stock, the exercise price of any incentive stock option granted must equal at least 110% of the fair market value on the grant date.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
10.1	The Midas Medici Group Holdings, Inc. 2009 Incentive Stock Plan

10.2	Form of Return to Treasury Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Midas Medici Group Holdings, Inc.

Date: July 31, 2009	By:	/s/ Nana Baffour
Nana Baffour, CEO and Co-Executive Chairman

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